UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2013

Oracle Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51788	54-2185193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California 94065

(Address of principal executive offices) (Zip Code)

(650) 506-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Item 8.01 Other Events

Item  9.01 Financial Statements and Exhibits

SIGNATURE

EXHIBIT LIST

EXHIBIT 99.1

Section 2—Financial Information

Item 2.02 Results of Operations and Financial Condition

On June 20, 2013, Oracle Corporation issued a press release announcing financial results for its fiscal fourth quarter and fiscal year ended May 31, 2013. A copy of this press release is furnished as Exhibit 99.1 to this report.

Section 3—Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 20, 2013, Oracle Corporation announced that it has applied to list its common stock on the New York Stock Exchange (the “NYSE”) under its current symbol “ORCL”. Subject to the approval by the NYSE of Oracle’s listing application, Oracle expects that its common stock will begin trading on the NYSE on July 15, 2013.

Also on June 20, 2013, Oracle informed the NASDAQ Stock Market LLC (“NASDAQ”) that Oracle (i) intends to transfer its listing to the NYSE and (ii) plans to request that NASDAQ cease trading of Oracle’s common stock effective at the close of the market on July 12, 2013.

Section 8—Other Events

Item 8.01 Other Events

Oracle Corporation announced that its Board of Directors has declared a cash dividend of $0.12 per share of outstanding common stock payable on August 2, 2013, to stockholders of record as of the close of business on July 12, 2013. Oracle also announced that its Board of Directors authorized the repurchase of up to an additional $12.0 billion of common stock under its existing share repurchase program in future quarters.

Section  9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated June 20, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: June 20, 2013	By:	/S/ WILLIAM COREY WEST
William Corey West Senior Vice President, Corporate Controller and Chief Accounting Officer

EXHIBIT LIST

Exhibit No.	Description of Exhibit

99.1	Press Release dated June 20, 2013